Exhibit (a)(viii) under Form N-1A
                                       Exhibit 3(i) Under item 601/Reg. S-K

                          FEDERATED EQUITY FUNDS



                             Amendment No. 14

                                  to the

                 RESTATED AND AMENDED DECLARATION OF TRUST

                           dated August 15, 1995





THIS Declaration of Trust is amended as follows:



A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:



"Section 5.  Establishment and Designation of Series or Class.
      Without limiting the authority of the Trustees set forth in
      Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:



                    Federated Aggressive Growth Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                  Federated Capital Appreciation Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                Federated Communications Technology Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                    Federated Growth Strategies Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                        Federated Kaufmann Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                             Class K Shares

                   Federated Kaufmann Small Cap Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                    Federated Large Cap Growth Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                   Federated Market Opportunity Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares

                       Federated New Economy Fund

                             Class A Shares

                             Class B Shares

                             Class C Shares





      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2001, and approved by Shareholders at a meeting on the 20th day of December, 2001.


      WITNESS the due execution hereof this 20th day of December, 2001.







/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.

John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden

Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.

John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.

Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham              /s/ Marjorie P. Smuts

John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh

J. Christopher Donahue              John S. Walsh